Exhibit 4.1

EXECUTION COPY

RIGHTS AGREEMENT

by and between

CEDAR FAIR, L.P.

and

AMERICAN STOCK TRANSFER AND TRUST COMPANY, LLC

as Rights Agent

Dated as of

April 5, 2010

TABLE OF CONTENTS

Section		Page
Section 29.	Benefits of this Agreement	39

Section 30.	Governing Law	40

Section 31.	Counterparts	40

Section 32.	Descriptive Headings	40

Section 33.	Severability	40

Section 34.	Determinations and Actions by the General Partner	40

Section 35.	Fiduciary Responsibilities of the General Partner and the Board of Directors of the General Partner	40

Exhibit A -	Summary of Rights

Exhibit B -	Form of Right Certificate

3

RIGHTS AGREEMENT

Rights Agreement (this “Agreement”), dated as of April 5, 2010, by and between CEDAR FAIR, L.P., a Delaware limited partnership (the “Partnership”), and AMERICAN STOCK TRANSFER AND TRUST COMPANY, LLC, a New York limited liability trust company (the “Rights Agent”).

W I T N E S S E T H :

WHEREAS, on April 5, 2010 (the “Declaration Date”), the General Partner (as hereinafter defined) authorized the issuance of, and declared a distribution payable, in one right (a “Right”) for each limited partnership unit (each, a “LP Unit”), of the Partnership, outstanding as of close of business on April 16, 2010 (the “Record Date”), each such Right representing the right to purchase one LP Unit upon the terms and subject to the conditions hereinafter set forth; and

WHEREAS, on such date, the General Partner further authorized the issuance of one Right (subject to adjustment) with respect to each LP Unit which may be issued between the Record Date and the earliest to occur of the Distribution Date, the Expiration Date or the Final Expiration Date (as such terms are hereinafter defined); provided, however, that Rights may be issued with respect to LP Units that shall become outstanding after the Distribution Date and prior to the Expiration Date in accordance with Section 22 hereof;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1. Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings provided by this Section 1, any capitalized term defined in this Section 1 and used in the following definitions having the meaning provided by this Section 1:

(a) “Acquiring Person” shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 20% (the “Threshold”) or more of the Voting Units then outstanding; provided, however, that an Acquiring Person shall not include: (i) an Exempt Person; or (ii) any Person who or which, together with all Affiliates and Associates of such Person, would be an Acquiring Person solely by reason of (A) being the Beneficial Owner of Voting Units, the Beneficial Ownership of which was acquired by such Person (together with all Affiliates and Associates of such Person) pursuant to any action or transaction or series of related actions or transactions approved by the General Partner before such Person (together with all Affiliates and Associates of such Person) otherwise became an Acquiring Person, (B) a reduction in the number of issued and outstanding Voting Units pursuant to a transaction or a series of related transactions approved by the General Partner; provided, further, that in the event a Person described in this clause (ii) does not become an Acquiring Person by reason of subclause (A) or (B) of this clause (ii), such Person nonetheless shall become an Acquiring Person in the event such Person (together with all Affiliates and Associates of such Person) thereafter acquires Beneficial Ownership of an additional 1% or more of the Voting Units, unless the acquisition of such additional Voting Units would not result in such Person becoming an Acquiring Person by reason of subclause (A) or (B) of this clause (ii); provided, further, no Person who beneficially owns a number of Voting Units equal to or greater than the Threshold shall become an Acquiring Person unless such Person shall, after the Declaration Date, increase its beneficial ownership of Voting Units (other than as a result of an acquisition of Voting Units by the Partnership) to an amount equal to or greater than the greater of (x) the Threshold or (y) the sum of (i) the lowest beneficial ownership of such Person as a percentage of the outstanding Voting Units as of any date on or after the Declaration Date plus (ii) 0.001%. Notwithstanding the foregoing, if the General Partner determines in good faith that a Person who would otherwise be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this paragraph (a), (1) has become such inadvertently or (2) has become such as the result of contractual obligations that are or purport to be legally binding entered into prior to, and not materially amended or modified after, the date of this Agreement and has not acquired 1% or more of the Voting Units then outstanding by means other than such contractual obligations since the date of this Agreement, and in case of either clause (1) or (2), such Person divests as promptly as practicable (but in the case of clause (2), in no event later than 60 calendar days following the date of the acquisition of beneficial ownership that would otherwise cause such Person to be an Acquiring Person) a sufficient number of LP Units or Depositary Units so that such Person would no longer be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this paragraph (a) (or, in the case solely of Derivative Units (as such term is hereinafter defined), such Person terminates the subject derivative transaction or transactions or disposes of the subject derivative security or securities, or establishes to the satisfaction of the General Partner that such Derivative Units are not held with any intention of changing or influencing control of the Partnership), then such Person shall not be deemed to be an “Acquiring Person” for any purposes of this Agreement. For the avoidance of doubt, if any Person may avoid being an Acquiring Person by divesting Voting Units as described above, then such Person shall not be considered to become an Acquiring Person until (I) in the case of clause (1) above, the date that the General Partner determines in good faith that such divestiture has not occurred as promptly as practicable or (II) in the case of clause (2) above, the expiration of the 60-day deadline for divestiture.

(b) “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement.

(c) “Associate” of a Person shall mean (i) with respect to a corporation, any officer or director thereof or any Associate of any Subsidiary thereof, or any Beneficial Owner of 10% or more of any class of equity security thereof, (ii) with respect to an association, any officer or director thereof or any Associate of a Subsidiary thereof, (iii) with respect to a partnership, any general partner thereof or any limited partner thereof who is, directly or indirectly, the Beneficial Owner of a 10% or greater ownership interest therein, and any Associate of any Subsidiary thereof, (iv) with respect to a limited liability company, any manager or managing member thereof and any Beneficial Owner of 10% or more or any class of membership interest therein or other equity security thereof, and any Associate of any Subsidiary thereof, (v) with respect to a business trust, any officer or trustee thereof or any Associate of any Subsidiary thereof, (vi) with respect to any other trust or an estate, any trustee, executor or similar fiduciary and any Person who has a 10% or greater interest as a beneficiary in the income from or principal of such trust or estate, (vii) with respect to a natural person, the parents and children thereof and any spouse or relative thereof, or any relative of such spouse, who has the same home as such person, and (viii) any Affiliate of such Person.

(d) A person shall be deemed the “Beneficial Owner” of, or to “Beneficially Own”, any securities (and correlative terms shall have correlative meanings):

(i) which such Person or any of such Person’s Affiliates or Associates beneficially owns, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder, in each case as in effect on the date of this Agreement; or

(ii) which such Person or any of such Person’s Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both) pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, other rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “Beneficially Own”, securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange or (B) the right to vote, alone or in concert with others, pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “Beneficially Own”, any securities if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act and (2) is not at the time reportable by such Person on a Schedule 13D report under the Exchange Act (or any comparable or successor report), other than by reference to a proxy or consent solicitation being conducted by such Person; provided, however, that for purposes of this Section 1(d)(ii), a holder of a Depositary Unit shall be deemed to have the right to vote an LP Unit represented by such Depositary Unit, if the holder of the Depositary Unit has the right to acquire such LP Unit upon the due surrender of the Depositary Unit evidencing such LP Unit to the Depositary in accordance with the procedures set forth in the Depositary Agreement;

(iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except as described in clause (B) of subparagraph (ii) of this paragraph (d)) or disposing of any securities of the Partnership; provided, however, that for purposes of determining Beneficial Ownership of securities under this Agreement, officers and directors of the General Partner solely by reason of their status as such shall not constitute a group (notwithstanding that they may be Associates of one another or may be deemed to constitute a group for purposes of Section 13(d) the Exchange Act) and shall not be deemed to own units owned by another officer or director of the Partnership; or

(iv) which is an LP Unit represented by a Depositary Unit, if such Person has the right to acquire such LP Unit upon the due surrender of the Depositary Unit evidencing the LP Unit to the Depositary in accordance with the procedures set forth in the Depositary Agreement;

(v) which are the subject of a derivative transaction entered into by such Person, or derivative security acquired by such Person, which gives such Person the economic equivalent of ownership of an amount of such securities due to the fact that the value of the derivative is explicitly determined by reference to the price or value of such securities, without regard to whether (a) such derivative conveys any voting rights in such securities to such Person, (b) the derivative is required to be, or capable of being, settled through delivery of such securities, or (c) such Person may have entered into other transactions that hedge the economic effect of such derivative. In determining the number of Voting Units deemed Beneficially Owned by virtue of the operation of this Section 1(d)(iv), the subject Person shall be deemed to Beneficially Own (without duplication) the number of Voting Units that are synthetically owned pursuant to such derivative transactions or such derivative securities. Such Voting Units that are deemed so Beneficially Owned pursuant to the operation of this Section 1(d)(iv) shall be referred to herein as “Derivative Units.”

Notwithstanding anything in this paragraph (d) to the contrary, a Person engaged in the business of underwriting securities shall not be deemed the “Beneficial Owner” of, or to “Beneficially Own,” any securities acquired or otherwise beneficially owned in good faith in a firm commitment underwriting until the expiration of forty days after the date of the sale of securities to the public pursuant to such firm commitment underwriting.

(e) “Business Day” shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

(f) “Close of Business” on any given date shall mean 5:00 P.M., New York City time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.

(g) “Common Stock” when used with reference to any Person which shall be organized in corporate form shall mean the capital stock or other equity security having of all classes of capital stock or equity securities of such corporation the greatest aggregate voting power in the election of directors. “Common Stock” when used with reference to any Person which shall not be organized in corporate form shall mean units of beneficial interest in the profits or losses of such Person or other equity security of such Person having of all classes of equity securities of such Person the greatest aggregate voting power in the election of the directors, trustees, managers or other Persons performing like governance functions for such Person.

(h) “Deposit Agreement” shall mean the deposit agreement dated as of March 1987 among the Partnership, Ameritrust National Association and the General Partner.

(i) “Depositary” has the meaning as set forth in the Depositary Agreement.

(j) “Depositary Units” shall have the meaning set forth in the LPA.

(k) “Definitive Acquisition Agreement” shall mean any agreement entered into by the Partnership that is conditioned on the approval by the holders of not less than two-thirds (2/3) of the outstanding LP Units or Depositary Units at a meeting called for such purpose with respect to (i) a merger, consolidation, recapitalization, reorganization, share exchange, business combination or similar transaction involving the Partnership or (ii) the acquisition in any manner, directly or indirectly, of more than 50% of the consolidated total assets (including, without limitation, equity securities of its Subsidiaries) of the Partnership.

(l) “Distribution Date” shall have the meaning set forth in Section 3(b) hereof.

(m) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(n) “Exchange Ratio” shall have the meaning set forth in Section 27 hereof.

(o) “Exempt Person” shall mean (i) the Partnership, (ii) any Subsidiary of the Partnership, (iii) the General Partner, (iv) the Depositary or (v) any employee benefit plan or employee equity plan of the Partnership or any Subsidiary of the Partnership, or any trust or other entity organized, appointed, established or holding Voting Units for or pursuant to the terms of any such plan.

(p) “Exercise Price” shall have the meaning set forth in Section 4 hereof.

(q) “Expiration Date” shall have the meaning set forth in Section 7(a) hereof.

(r) “Fair Market Value” of any property shall mean the fair market value of such property as determined in accordance with Section 11(b) hereof.

(s) “Final Expiration Date” shall have the meaning set forth in Section 7(a) hereof.

(t) “General Partner” means Cedar Fair Management Inc., an Ohio corporation and the general partner of the Partnership, and any successor thereto pursuant to the terms of the LPA.

(u) “LPA” means the Fifth Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of May 13, 2004, as may be amended or restated from time to time.

(v) “LP Units” means the limited partnership units of the Partnership as defined in the first recital hereof and any other limited partnership units of the Partnership into or for which it is changed, converted or exchanged.

(w) “NASDAQ” shall have the meaning set forth in Section 11(b) hereof.

(x) “Partnership” shall have the meaning provided at the beginning hereof; provided, however, that “Partnership” shall also include any successors to the Partnership as provided by Section 28 hereof and shall mean a Principal Party as provided by Section 13(a) and 13(b) hereof.

(y) “Person” shall mean any individual, company, firm, corporation or other entity.

(z) “Principal Party” shall have the meaning set forth in Section 13(b) hereof.

(aa) “Qualifying Offer” shall mean an offer determined by a majority of the independent directors of the General Partner to have, to the extent required for the type of offer specified, each of the following characteristics:

(i)	a fully financed all-cash tender offer or an exchange offer, offering shares of Common Stock of the offeror, or a combination thereof, in each such case for any and all of the outstanding LP Units or Depositary Units at the same per-unit consideration;

(ii)	an offer that has commenced within the meaning of Rule 14d-2(a) under the Exchange Act and is made by an offeror (including Affiliates and/or Associates of such offeror) that Beneficially Owns no more than 5% of the outstanding LP Units or Depositary Units as of the date of such commencement;

(iii)	an offer whose per unit offer price represents a reasonable premium over the highest reported market price of the Depositary Units in the immediately preceding 12 months, with, in the case of an offer that includes shares of common stock of the offeror, such per unit offer price being determined using the lowest reported market price for common stock of the offeror during the five Trading Days immediately preceding and the five Trading Days immediately following the date on which the offer is commenced;

(iv)	an offer that, within twenty Business Days after the commencement date of the offer (or within ten Business Days after any increase in the offer consideration), does not result in a nationally recognized investment banking firm retained by the Board of Directors of the General Partner rendering an opinion to the Board of Directors of the General Partner that the consideration being offered to the unitholders of the Partnership is either unfair or inadequate;

(v)	if the offer includes shares of Common Stock of the offeror, an offer pursuant to which (A) the offeror shall permit representatives of the Partnership, including, without limitation, a nationally recognized investment banking firm retained by the General Partner, legal counsel and an accounting firm designated by the Partnership to have access to such offeror’s books, records, management, accountants and other appropriate outside advisers for the purposes of permitting such representatives to conduct a due diligence review of the offeror in order to allow the General Partner to evaluate the offer and make an informed recommendation to the unitholders and, if requested by the Board of Directors of the General Partner, to permit such investment banking firm (relying as appropriate on the advice of such legal counsel) to be able to render an opinion to the Board of Directors of the General Partner with respect to whether the consideration being offered to the unitholders of the Partnership is fair from a financial point of view and (B) within ten Business Days after such representatives of the Partnership (including a nationally-recognized investment banking firm retained by the Board of Directors of the General Partner and legal counsel and an accounting firm designated by the Partnership) shall have notified the Partnership and the offeror that it had completed such due diligence review to its satisfaction (or, following completion of such due diligence review, within ten Business Days after any increase in the consideration being offered), such investment banking firm does not render an opinion to the Board of Directors of General Partner that the consideration being offered to the unitholders of the Partnership is either unfair or inadequate and such investment banking firm does not, after the expiration of such ten Business Day period, render an opinion to the Board of Directors of the General Partner that the consideration being offered to the unitholders of the Partnership has become either unfair or inadequate based on a subsequent disclosure or discovery of a development or developments that have had or are reasonably likely to have an adverse effect on the value of the Common Stock of the offeror;

(vi)	an offer that is subject only to the minimum tender condition described below in subparagraph (ix) of this definition and other customary terms and conditions, which conditions shall not include any financing, funding or similar conditions or any requirements with respect to the offeror or its agents being permitted any due diligence with respect to the books, records, management, accountants or any other outside advisers of the Partnership;

(vii)	an offer pursuant to which the Partnership and its stockholders have received an irrevocable written commitment of the offeror that the offer will remain open for not less than 120 Business Days and, if a Special Meeting Demand (as defined in Section 23(c)) is duly delivered to the General Partner in accordance with Section 23(c), for at least 10 Business Days after the later of the date of the Special Meeting (as defined in Section 23(c)) and the date on which the results of the vote on the Qualifying Offer Resolution (as defined in Section 23(c)) at the Special Meeting are certified as official by the appointed inspectors of election for the Special Meeting, or, if no Special Meeting is held within the Special Meeting Period (as defined in Section 23(c)), for at least 10 Business Days following the last day of such Special Meeting Period (the “Qualifying Offer Period”);

(viii)

an offer pursuant to which the Partnership has received an irrevocable written commitment by the offeror that, in addition to the minimum time periods specified in subparagraph (vii) of this definition, the offer, if it is otherwise to expire prior thereto, will be extended for at least 15 Business Days after (A) any increase in the price offered, or (B) any bona fide alternative offer is commenced by another Person within the meaning of Rule 14d-2(a) of the Exchange Act; provided, however, that such offer need not remain open, as a result of subparagraphs (vii) and (viii) of this definition, beyond (1) the time which any other offer satisfying the criteria for a Qualifying Offer is then required to be kept open under such subparagraphs (vii) and (viii), (2) the expiration date, as such date may be extended by public announcement (with prompt written notice to the Rights Agent) in compliance with Rule 14e-1 of the Exchange Act, of any other tender offer for the LP Units or Depositary Units with respect to which the General Partner has agreed to redeem the Rights immediately prior to acceptance for payment of LP Units or Depositary Units thereunder (unless such other offer is terminated prior to its expiration without any LP Units or Depositary Units having been purchased thereunder) or (3) one Business Day after the unitholder vote with respect to approval of any Definitive Acquisition Agreement has been officially determined and certified by the inspectors of elections;

(ix)

an offer that is conditioned on the offeror (together with its Subsidiaries) owning a minimum of at least two-thirds (2/3) of the outstanding LP Units or Depositary Units as of the offer’s expiration date, including the LP Units or Depositary Units tendered and not withdrawn pursuant to the offer, which condition shall not be waivable;

(x)	an offer pursuant to which the Partnership and its unitholders have received an irrevocable, legally binding, written commitment by the offeror to consummate as promptly as practicable upon successful completion of the offer a second step transaction whereby all LP Units or Depositary Units not tendered into the offer will be acquired at the same consideration per LP Unit or Depositary Unit actually paid pursuant to the offer, subject to unitholders’ statutory appraisal rights, if any;

(xi)	an offer pursuant to which the Partnership and its unitholders have received an irrevocable, legally binding written commitment of the offeror that no amendments will be made to the offer to reduce the offer consideration, or otherwise change the terms of the offer in a way that is adverse to a tendering unitholder (other than extensions of the offer consistent with the terms thereof);

(xii)	an offer (other than an offer consisting solely of cash consideration) pursuant to which the Partnership has received the written representation and certification of the offeror and the written representations and certifications of the offeror’s Chief Executive Officer and Chief Financial Officer, acting in such capacities, that (A) all facts about the offeror that would be material to making an investor’s decision to accept the offer have been fully and accurately disclosed as of the date of the commencement of the offer within the meaning of Rule 14d-2(a) of the Exchange Act, (B) all such new facts will be fully and accurately disclosed on a prompt basis during the entire period during which the offer remains open, and (C) all required Exchange Act reports will be filed by the offeror in a timely manner during such period; and

(xiii)	if the offer includes shares of stock of the offeror, (A) the stock portion of the consideration must consist solely of Common Stock of an offeror that is a publicly owned United States corporation, and whose Common Stock is freely tradable and is listed on either the New York Stock Exchange or the NASDAQ National Market System, (B) no shareholder approval of the offeror is required to issue such Common Stock, or, if required, has already been obtained, (C) no Person (including such Person’s Affiliates and Associates) beneficially owns more than 20% of the voting stock of the offeror at the time of commencement of the offer or at any time during the term of the offer, and (D) no other class of voting stock of the offeror is outstanding, and the offeror meets the registrant eligibility requirements for use of Form S-3 for registering securities under the Securities Act, including, without limitation, the filing of all required Exchange Act reports in a timely manner during the 12 calendar months prior to the date of commencement of the offer.

For the purposes of the definition of Qualifying Offer, “fully financed” shall mean that the offeror has sufficient funds for the offer and related expenses which shall be evidenced by (A) firm, unqualified, legally binding, written commitments from responsible financial institutions having the necessary financial capacity, accepted by the offeror, to provide funds for such offer subject only to customary terms and conditions, (B) cash or cash equivalents then available to the offeror, set apart and maintained solely for the purpose of funding the offer with an irrevocable, legally binding, written commitment being provided by the offeror to the General Partner to maintain such availability until the offer is consummated or withdrawn, or (C) a combination of the foregoing, which evidence has been provided to the Partnership prior to, or upon, commencement of the offer. If an offer becomes a Qualifying Offer in accordance with this definition but subsequently ceases to be a Qualifying Offer as a result of the failure at a later date to continue to satisfy any of the requirements of this definition, such offer shall cease to be a Qualifying Offer and the provisions of Section 23(c) shall no longer be applicable to such offer.

(bb) “Redemption Price” shall have the meaning set forth in Section 23(a) hereof.

(cc) “Right Certificate” shall have the meaning set forth in Section 3(d) hereof.

(dd) “Securities Act” shall mean the Securities Act of 1933, as amended.

(ee) “Subsidiary” of a Person shall mean any corporation or other entity of which securities or other ownership interests having ordinary voting power sufficient to elect a majority of the board of directors of such corporation or other entity or other persons performing similar functions are beneficially owned, directly or indirectly, by such Person or by any corporation or other entity that is otherwise controlled by such Person.

(ff) “Summary of Rights” shall have the meaning set forth in Section 3(a) hereof.

(gg) “Trading Day” shall have the meaning set forth in Section 11(b) hereof.

(hh) “Transfer Tax” shall mean any tax or charge, including any documentary stamp tax, imposed or collected by any governmental or regulatory authority in respect of any transfer of any security, instrument or right, including the Rights, LP Units or Depositary Units.

(ii) “Unit Acquisition Date” shall mean the first date on which there shall be a public announcement by the Partnership or an Acquiring Person that an Acquiring Person has become such (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange Act) or such earlier date as the General Partner shall become aware of the existence of an Acquiring Person as confirmed by action of the General Partner taken by the affirmative vote of a majority of the Board of Directors of the General Partner.

(jj) “Voting Units” shall mean (i) the LP Units and Depositary Units and (ii) any other equity interests of the Partnership entitled to vote generally in the election of directors or entitled generally to vote together with the LP Units and Depositary Units in respect of a merger, consolidation, sale of all or substantially all of the Partnership’s assets, liquidation, dissolution or winding up. For purposes of this Agreement, a stated percentage of the LP Units or Depositary Units shall mean a number of Voting Units as shall equal in voting power that stated percentage of the total voting power of the then outstanding Voting Units in the election of the Board of Directors of the General Partner or in respect of a merger, consolidation, sale of all or substantially all of the Partnership’s assets, liquidation, dissolution or winding up.

Any determination required to be made by the General Partner for purposes of applying the definitions contained in this Section 1 shall be made by a majority of the Board of Directors of the General Partner in its good faith judgment, which determination shall be binding on the Rights Agent and the holders of the Rights.

Section 2. Appointment of Rights Agent. The Partnership hereby appoints the Rights Agent to act as agent for the Partnership in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Partnership may from time to time appoint such co-rights agents as it may deem necessary or desirable, upon ten (10) days prior written notice to the Rights Agent. If the Partnership appoints one or more co-rights agents, the respective duties of the Rights Agent and any co-rights agents shall be as the Partnership shall determine, and the Partnership will notify, in writing, the Rights Agent and any co-rights agents of any such respective duties. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co-rights agent.

Section 3. Issuance of Right Certificates.

(a) On the Record Date (or as soon as practicable thereafter), the Partnership or the Rights Agent shall send a copy of a Summary of Rights, in substantially the form attached hereto as Exhibit A (the “Summary of Rights”), by first class mail, postage prepaid, to each record holder of the LP Units and Depositary Units as of the Record Date, at the address of such holder shown on the records of the Partnership.

(b) Until the Close of Business on the day which is the earlier of (i) the tenth day after the Unit Acquisition Date or (ii) the tenth Business Day (or such later date as may be determined by action of the General Partner prior to such time as any Person becomes an Acquiring Person) after the date of the commencement by any Person (other than an Exempt Person) of a tender or exchange offer upon the successful consummation of which such Person, or any Affiliate or Associate of such Person, would be an Acquiring Person (including any such date which is after the date of this Agreement and prior to the issuance of the Rights; the earlier of such dates being herein referred to as the “Distribution Date”), (x) the Rights shall be evidenced by the certificates for LP Units (or in the case of uncertificated LP Units, by the book-entry account that evidences record ownership for such units) registered in the names of the holders of LP Units (together with, in the case of certificates for LP Units outstanding as of the Record Date, the Summary of Rights) and not by separate Right certificates and the record holders of such certificates (or such book-entry accounts) for LP Units shall be the record holders of the Rights represented thereby and (y) each Right shall be transferable only simultaneously and together with the transfer of a LP Unit (subject to adjustment as hereinafter provided). Until the Distribution Date (or, if earlier, the Expiration Date or Final Expiration Date), the surrender for transfer of any certificate for an LP Unit (or the effectuation of a book-entry transfer of LP Units) shall constitute the surrender for transfer of the Right or Rights associated with the LP Unit evidenced thereby, whether or not accompanied by a copy of the Summary of Rights.

(c) Rights shall be issued in respect of all LP Units that become outstanding after the Record Date but prior to the earliest of the Distribution Date, the Expiration Date or the Final Expiration Date. Certificates for LP Units (including, without limitation, certificates issued upon original issuance, transfer from the Partnership or its Subsidiaries, or transfer or exchange of LP Units) after the Record Date but prior to the earliest of the Distribution Date, the Expiration Date, or the Final Expiration Date shall have impressed, printed, written or stamped thereon or otherwise affixed thereto the following legend:

This certificate also evidences and entitles the holder hereof to certain rights under the Rights Agreement by and between Cedar Fair, L.P. and American Stock Transfer and Trust Company, LLC (the “Rights Agent”), dated as of April 5, 2010, as it may be amended from time to time (the “Agreement”), the terms of which are incorporated herein by reference and a copy of which is on file at the principal executive offices of Cedar Fair, L.P. Under certain circumstances, as set forth in the Agreement, such Rights shall be evidenced by separate certificates and shall no longer be evidenced by this certificate. Cedar Fair, L.P. shall mail to the registered holder of this certificate a copy of the Agreement without charge within five days after receipt of a written request therefor. As provided in Section 7(e) of the Agreement, Rights issued to or Beneficially Owned by Acquiring Persons or their Affiliates or Associates (as such terms are defined in the Agreement) or any subsequent holder of such Rights shall be null and void and may not be exercised by or transferred to any Person.

With respect to such certificates containing the foregoing legend, until the Distribution Date the Rights associated with the LP Units represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate, except as otherwise provided herein, shall also constitute the transfer of the Rights associated with the LP Units represented thereby. In the event that the Partnership or any of its Subsidiaries purchases or otherwise acquires any LP Units after the Record Date but prior to the Distribution Date, any Rights associated with such LP Units shall be deemed canceled and retired so that the Partnership shall not be entitled to exercise any Rights associated with the LP Units which are no longer outstanding. Notwithstanding this paragraph (c), the omission of a legend shall not affect the enforceability of any part of this Agreement or the rights of any holder of the Rights.

(d) As soon as practicable after the Distribution Date, the Partnership will prepare and execute, the Rights Agent will countersign, and the Partnership will send or cause to be sent (and the Rights Agent will, if requested, send), by first class mail, postage prepaid, to each record holder of Depositary Units as of the Close of Business on the Distribution Date, as shown by the records of the Partnership, at the address of such holder shown on such records, a certificate in the form provided by Section 4 hereof (a “Right Certificate”), evidencing one Right (subject to adjustment as provided herein) for each LP Unit (represented by Depositary Units so held). As of and after the Distribution Date, the Rights shall be evidenced solely by Right Certificates and may be transferred by the transfer of the Right Certificate as permitted hereby, separately and apart from any transfer of one or more Depositary Units or LP Units.

Section 4. Form of Right Certificates. The Right Certificates (and the forms of election to purchase units, certificate and assignment to be printed on the reverse thereof), when, as and if issued, shall be substantially in the form set forth in Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the LP Units or Depositary Units or the Rights may from time to time be listed or as the Partnership may deem appropriate to conform to usage or otherwise and as are not inconsistent with the provisions of this Agreement. Subject to the provisions of Section 22 hereof, Right Certificates evidencing Rights whenever issued, (i) shall be dated as of the date of issuance of the Rights they represent and (ii) subject to adjustment from time to time as provided herein, on their face shall entitle the holders thereof to purchase such number of LP Units as shall be set forth thereon at the price per LP Unit payable upon exercise of a Right provided by Section 7(b) hereof, as the same may from time to time be adjusted as provided herein (the “Exercise Price”).

Section 5. Countersignature and Registration.

(a) Each Right Certificate shall be executed on behalf of the Partnership by the General Partner, either manually or by facsimile signature. Each Right Certificate shall be countersigned by the Rights Agent either manually or by facsimile signature and shall not be valid for any purpose unless so countersigned. In case any officer of the General Partner who shall have signed any Right Certificate shall cease to be such officer of the Partnership before countersignature by the Rights Agent and issuance and delivery of the certificate by the Partnership, such Right Certificate, nevertheless, may be countersigned by the Rights Agent and issued and delivered with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Partnership. Any Right Certificate may be signed on behalf of the Partnership by any person who, on the date of the execution of such Right Certificate, shall be a proper officer of the Partnership to sign such Right Certificate, although at the date of the execution of this Agreement any such person was not such an officer.

(b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office or one or more offices designated as the appropriate place for surrender of Right Certificates upon exercise or transfer, and in such other locations as may be required by law, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.

(a) Subject to the provisions of Sections 7(e), 7(f) and 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the earlier of the Expiration Date or the Final Expiration Date, any Right Certificate, may be (i) transferred or (ii) split up, combined or exchanged for one or more other Right Certificates, entitling the registered holder to purchase a like number of LP Units as the Right Certificate or Rights Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate shall surrender the Right Certificate at the office of the Rights Agent designated for the surrender of Right Certificates with the form of certificate and assignment on the reverse side thereof duly endorsed (or enclose with such Right Certificate a written instrument of transfer in form satisfactory to the Partnership and the Rights Agent), duly executed by the registered holder thereof or his attorney duly authorized in writing, and with such signature duly guaranteed. Any registered holder desiring to split up, combine or exchange any Right Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate to be split up, combined or exchanged at the office of the Rights Agent designated therefor. Thereupon, the Rights Agent shall countersign and deliver to the person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Partnership may require payment of a sum sufficient to cover any Transfer Tax that may be imposed in connection with any transfer, split up, combination or exchange of any Right Certificates.

(b) Subject to the provisions of Sections 7(e), 7(f) and 14 hereof, at any time after the Distribution Date and prior to the Expiration Date, upon receipt by the Partnership and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them and, if requested by the Partnership, reimbursement to the Partnership and the Rights Agent of all reasonable expenses incidental thereto, or upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Partnership shall cause a new Right Certificate of like tenor to be issued and delivered to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

Section 7. Exercise of Rights; Exercise Price; Expiration Date of Rights; Invalidation of Certain Rights.

(a) The Rights shall not be exercisable until, and shall become exercisable on, the Distribution Date (unless otherwise provided herein, including, without limitation, the restrictions on exercisability set forth in Section 7(e), 23(b) and 27(b) hereof). Except as otherwise provided herein, the Rights may be exercised, in whole or in part, at any time commencing with the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase and certificate on the reverse side thereof duly executed (with signatures duly guaranteed), to the Rights Agent at the office or offices of the Rights Agent designated for such purpose, together with payment of the Exercise Price for each Right exercised (as the same may have been adjusted as hereinafter provided), at or prior to the Close of Business on the earlier of (i) April 5, 2013 (the “Final Expiration Date”) or (ii) the date on which the Rights are redeemed as provided in Section 23 hereof or the date on which the Rights are exchanged as provided in Section 27 hereof (such earlier date being herein referred to as the “Expiration Date”).

(b) The Exercise Price shall initially be $20.00 for each LP Unit issued pursuant to the exercise of a Right. The Exercise Price and the number of LP Units or other securities or property to be acquired upon exercise of a Right shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof. The Exercise Price shall be payable in lawful money of the United States of America, in accordance with paragraph (c) below.

(c) Except as otherwise provided herein, upon receipt of a Right Certificate representing exercisable Rights with the form of election to purchase and certificate duly executed, accompanied by payment by certified check, cashier’s check, bank draft or money order payable to the Partnership or the Rights Agent of the Exercise Price for the LP Units to be purchased and an amount equal to any applicable Transfer Tax required to be paid by the holder of the Right Certificate in accordance with Section 9(e) hereof, the Rights Agent shall thereupon promptly (i) at the election of the Partnership, (A) if the Depositary shall have deposited the corresponding number of LP Units issuable upon exercise of the Rights with the Depositary, requisition from the Depositary Depositary Units representing such number of LP Units as are to be purchased and the Partnership will direct the Depositary to comply with such request or (B) requisition from the Partnership or any transfer agent of the LP Units one or more certificates representing the number of LP Units to be so purchased, and the Partnership hereby authorizes and directs such transfer agent to comply with all such requests, (ii) requisition from the Partnership the amount of cash, if any, to be paid in lieu of the issuance of fractional units in accordance with Section 14(b) hereof, (iii) after receipt of such LP Unit certificates and, if applicable, Depositary Units and/or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) after receipt, promptly deliver such cash, if any, to or upon the order of the registered holder of such Right Certificate; provided, however, that in the case of a purchase of securities other than LP Units or Depositary Receipts, pursuant to Section 13 hereof, the Rights Agent shall promptly take the appropriate actions corresponding in such case to that referred to in the foregoing clauses (i) through (iv) of this Section 7(c). Notwithstanding the foregoing provisions of this Section 7(c), the Partnership may suspend the issuance of LP Units and other securities upon exercise of a Right for a reasonable period, not in excess of 90 days, during which the Partnership seeks to register under the Securities Act, and any applicable securities law of any other jurisdiction, the Depositary Units or other securities to be issued pursuant to the Rights; provided, however, that nothing contained in this Section 7(c) shall relieve the Partnership of its obligations under Section 9(d) hereof. Upon any such suspension, the Partnership shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Nothwithstanding the foregoing provisions of this Section 7(c), if reasonably necessary in connection with the Partnership’s tax reporting obligations, the Partnership may elect to establish specific dates on which the LP Units and other securities issuable upon exercise of a Right will be issued; provided, further, that any such election shall not limit in any respect the exercisability of the Rights. If the Partnership makes such election, the Partnership shall issue a public announcement stating the dates on which the LP Units and other securities issuable upon exercise of a Right will be issued.

(d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or his assign, subject to the provisions of Section 14(b) hereof.

(e) Notwithstanding any provision of this Agreement to the contrary, from and after the time (the “invalidation time”) when any Person first becomes an Acquiring Person, any Rights that are Beneficially Owned by (x) such Acquiring Person (or any Associate or Affiliate of such Acquiring Person), (y) a transferee of such Acquiring Person (or any such Associate or Affiliate) who becomes a transferee after the invalidation time or (z) a transferee of such Acquiring Person (or any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the invalidation time pursuant to either (I) a transfer from the Acquiring Person (or any such Associate or Affiliate) to holders of its equity securities or to any Person with whom it has any continuing agreement, arrangement or understanding regarding the transferred Rights or (II) a transfer which the General Partner has determined is part of a plan, arrangement or understanding which has the purpose or effect of avoiding the provisions of this Section 7(e), and subsequent transferees of such Persons referred to in clause (y) and (z) above, shall be null and void without any further action and any holder of such Rights shall thereafter have no rights whatsoever with respect to such Rights under any provision of this Agreement. No Right Certificate shall be issued pursuant to Section 3 hereof that represents Rights beneficially owned by an Acquiring Person or any Affiliate or Associate thereof whose Rights would be null and void pursuant to the provisions of this Section 7(e); no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person (or an Affiliate or Associate of such Acquiring Person) whose Rights would be null and void pursuant to the provisions of this Section 7(e) or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate; and any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person (or an Associate or Affiliate of such Acquiring Person) whose Rights would be void pursuant to the provisions of this Section 7(e) shall be cancelled. The Partnership shall use all reasonable efforts to ensure that the provisions of this Section 7(e) are complied with, but it shall have no liability to any holder of Right Certificates or any other Person as a result of its failure to make any determination with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.

(f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Partnership shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate following the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof and such other information as the Partnership or the Rights Agent shall reasonably request.

Section 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Partnership or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Partnership shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall cancel and retire, any Right Certificate purchased or acquired by the Partnership otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Partnership, or shall, at the written request of the Partnership, destroy such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Partnership.

Section 9. Reservation and Availability of LP Units.

(a) The Partnership covenants and agrees that it will cause to be reserved and kept available out of the authorized and unissued LP Units, such number of LP Units as will from time to time be sufficient to permit the exercise in full of all outstanding Rights.

(b) The Partnership shall use its best efforts to cause, from and after such time as the Rights become exercisable, all Depositary Units representing LP Units issued or reserved for issuance in accordance with this Agreement to be listed, upon official notice of issuance, upon the principal national securities exchange, if any, upon which the Depositary Units are listed or The New York Stock Exchange or any successor thereto or other comparable exchange.

(c) The Partnership covenants and agrees that it will take all such action as may be necessary to ensure that all LP Units and/or Depositary Units delivered upon exercise of Rights shall, at the time of delivery of the certificates for such units (subject to payment of the Exercise Price in respect thereof), be duly and validly authorized and issued and fully paid and nonassessable.

(d) The Partnership shall use its best efforts to (i) file, as soon as practicable following the occurrence of the event described in Section 11(a)(ii), or as soon as is required by law following the Distribution Date, as the case may be, a registration statement under the Securities Act, with respect to the Depositary Units representing LP Units purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (a) the date as of which the Rights are no longer exercisable for LP Units and (b) the earlier of the Expiration Date and the Final Expiration Date. The Partnership may temporarily suspend, for a period of time not to exceed ninety days, the issuance of LP Units or other securities upon exercise of a Right in order to prepare and file a registration statement under the Securities Act and permit it to become effective. The Partnership will also take such action as may be appropriate under, or to ensure compliance with, the securities or “blue sky” laws of the various states in connection with the exercisability of the Rights. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained and until a registration statement under the Securities Act (if required) shall have been declared effective.

(e) The Partnership covenants and agrees that it will pay when due and payable any and all United States federal and state Transfer Taxes which may be payable in respect of the issuance or delivery of the Right Certificates or of any LP Units or Depositary Units issued or delivered upon the exercise of Rights. The Partnership shall not, however, be required to pay any Transfer Tax which may be payable in respect of any transfer or delivery of a Right Certificate to a Person other than, or the issuance or delivery of certificates for LP Units or Depositary Units upon exercise of Rights in a name other than that of, the registered holder of the Right Certificate, and the Partnership shall not be required to issue or deliver a Right Certificate or certificate for LP Units or Depositary Units to a Person other than such registered holder until any such Transfer Tax shall have been paid (any such Transfer Tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Partnership’s satisfaction that no such Transfer Tax is due.

Section 10. LP Units Record Date. Each Person in whose name any certificate for LP Units or Depositary Units is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the LP Units or Depositary Units represented thereby on, and such certificate shall be dated as of, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Exercise Price (and any applicable Transfer Taxes) was made; provided, however, that, if the date of such surrender and payment is a date upon which the LP Unit or Depositary Unit transfer books of the Partnership are closed, such Person shall be deemed to have become the record holder of such units on, and such certificate shall be dated as of, the next succeeding Business Day on which the LP Unit or Depositary Unit transfer books of the Partnership are open.

Section 11. Adjustment of Exercise Price or Number of Units. The Exercise Price and the number of LP Units which may be purchased upon exercise of a Right are subject to adjustment from time to time as provided in this Section 11.

(a)(i) In the event the Partnership shall at any time after the date of this Agreement (A) declare or pay any distribution on LP Units payable in LP Units, (B) subdivide or split the outstanding LP Units into a greater number of units or (C) combine or consolidate the outstanding LP Units into a smaller number of units or effect a reverse split of the outstanding LP Units, then and in each such event the number of LP Units issuable upon the exercise of a Right after the record date for such event (if one shall have been established or, if not, after the date of such event) shall be the number of LP Units issuable immediately prior to such event multiplied by a fraction, the numerator of which is the number of LP Units outstanding immediately prior to such event and the denominator of which is the number of LP Units outstanding immediately after such event, and the Exercise Price to be in effect after the record date for such event (if one shall have been established or, if not, after the date of such event) shall be determined by multiplying the Exercise Price in effect immediately prior to such event by such fraction. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

(ii) Subject to Section 27 hereof, in the event that any Person shall become an Acquiring Person, then, subject to the last sentence of Section 23(a) hereof and except as otherwise provided in this Section 11, each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive upon exercise of such Right in accordance with the terms of this Agreement and payment of the Exercise Price, such number of LP Units as shall equal the result obtained by (1) multiplying the then current Exercise Price by the number of LP Units for which a Right would, absent adjustment pursuant to this Section 11(a)(ii), be then exercisable and dividing the product by (2) 50% of the Fair Market Value of one LP Unit (determined pursuant to Section 11(b) hereof) on the Unit Acquisition Date in respect of such event; provided, however, if the transaction that would otherwise give rise to the foregoing adjustment is also subject to the provisions of Section 13 hereof, then only the provisions of Section 13 hereof shall apply and no adjustment shall be made pursuant to this Section 11(a)(ii).

(iii) In the event that the Partnership does not have available sufficient authorized but unissued LP Units to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii), the Partnership shall take all such action as may be necessary to authorize and reserve for issuance such number of additional LP Units as may from time to time be required to be issued upon the exercise in full of all Rights from time to time outstanding and, if necessary, shall use its best efforts to obtain unitholder approval thereof. In lieu of issuing LP Units in accordance with the foregoing subparagraph (ii), the Partnership may, if the General Partner determines that such action is necessary or appropriate, elect to issue or pay, upon the exercise of the Rights, cash, property, or other securities of the Partnership, or any combination thereof, having an aggregate Fair Market Value equal to the Fair Market Value of the LP Units which otherwise would have been issuable pursuant to Section 11(a)(ii) hereof as of the date the General Partner makes such election (which Fair Market Value shall be determined as provided by Section 11(b) hereof). Subject to Section 23 hereof, any such election by the General Partner must be made and publicly announced within thirty (30) days after the date on which the event described in Section 11(a)(ii) occurs and shall be applicable with respect to all Rights exercised after such public announcement. Notice of such election shall promptly be given to the Rights Agent.

(b) For the purpose of this Agreement, the “Fair Market Value” of any, LP Unit or Depositary Unit or any other interest or any Right or other security or any other property on any date shall be determined as provided in this Section 11(b). In the case of a publicly traded (as such term is hereinafter defined) unit, stock or other security, the Fair Market Value thereof on any date shall be deemed to be the average of the daily closing prices per share of such stock or per unit of such other security for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to but not including such date; provided, however, that in the event that the Fair Market Value of any LP Unit is to be determined as of a date that is within 30 Trading Days after (i) the ex-distribution date for a distribution on the LP Units payable in LP Units or securities convertible into LP Units or (ii) the effective date of any subdivision, split, combination, consolidation, reverse split or reclassification of the LP Units, then, and in each such case, the Fair Market Value shall be appropriately adjusted by the General Partner to take into account such dividend, distribution, subdivision, split, combination, consolidation, reverse split or reclassification. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way (in either case, as reported in the applicable transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange), or, if the securities are not listed or admitted to trading on the New York Stock Exchange, as reported in the applicable transaction reporting system with respect to securities listed on the principal national securities exchange (which, if approved by the General Partner, may be a securities exchange of a country other than the United States of America) on which such security is listed or admitted to trading; or, if not listed or admitted to trading on any such national securities exchange, the last quoted price (or, if not so quoted, the average of the high bid and low asked prices) in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System (“NASDAQ”) or such other quotation reporting system then in use in the United States of America; or, if no bids for such security are so quoted, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such security selected by the General Partner. The term “Trading Day” shall mean a day on which the principal national securities exchange on which such security is listed or admitted to trading is open for the transaction of business or, if such security is not listed or admitted to trading on any national securities exchange, a Business Day. For purposes of this Section 11(b), a stock or other security shall be considered “publicly traded” only (i) if registered under Section 12 of the Exchange Act or exempt from such registration pursuant to Section 12(g)(2)(B), (C) or (G) of the Exchange Act or (ii) if traded on a national securities exchange of a country other than the United States of America approved by the General Partner or (iii) if, in the judgment of the General Partner, there is sufficient active trading in such stock or other security that reported trading transactions therein fairly reflect the fair market value thereof. If a security is not publicly traded, “Fair Market Value” shall mean the fair value per share of stock or per other unit of such other security, as determined by an independent investment banking firm experienced in the valuation of securities selected in good faith by the General Partner, or, if no such investment banking firm is, in the good faith judgment of the General Partner, available to make such determination, as determined in good faith by the General Partner; provided, however, that for purposes of making the adjustment provided for by Section 11(a)(ii) hereof, the Fair Market Value of a LP Unit, unless the LP Units shall at the time be publicly traded (in which case its Fair Market Value shall be determined pursuant to the foregoing provisions of this Section 11(b)), shall be the Fair Market Value of a Depositary Unit. In the case of property other than securities, the “Fair Market Value” thereof shall be determined in good faith by the General Partner based upon such appraisals or valuation reports of such independent experts as the General Partner shall in good faith determine to be appropriate in accordance with good business practices and fair to the interests of the holders of Rights. Any determination made by the General Partner as provided for by this Section 11(b) shall be described in a statement filed by the Partnership with the Rights Agent, shall be effective thereupon and only thereupon and shall be binding upon the Rights Agent and, as provided by Section 34 hereof, all holders of Rights.

(c) In case the Partnership shall fix a record date for the issuance of rights, options or warrants to all holders of LP Units entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase LP Units or securities convertible into LP Units at a price per unit (or having a conversion price per unit, if a security convertible into LP Units) less than the then current per unit Fair Market Value of the LP Units on such record date, the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of LP Units outstanding on such record date plus the number of LP Units which the aggregate offering price of the total number of LP Units so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current Fair Market Value and the denominator of which shall be the number of LP Units outstanding on such record date plus the number of additional LP Units to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the General Partner, whose determination shall be described in a statement filed with the Rights Agent. LP Units owned by or held for the account of the Partnership or its Subsidiaries shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed and in the event that such rights, options or warrants are not so issued, the Exercise Price shall be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

(d) In case the Partnership shall fix a record date for the making of a distribution to all holders of the LP Units (including any such distribution made in connection with a consolidation or merger in which the Partnership is the continuing or surviving corporation) of evidences of indebtedness of the Partnership or any of its Subsidiaries, cash (other than a regular quarterly cash distribution not in excess of 150% of the previous regular quarterly cash distribution), other assets (other than a distribution payable in LP Units) or options, rights or warrants to subscribe for units of the Partnership or any Subsidiary (excluding those referred to in Section 11(c) hereof), the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Fair Market Value of the LP Units outstanding on such record date, less the fair market value (as determined in good faith by the General Partner, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness or options, rights or warrants so to be distributed in respect of one LP Unit, and the denominator of which shall be such current Fair Market Value of the LP Units. Such adjustment shall be made successively whenever such a record date is fixed, and, in the event that such distribution is not so made notwithstanding the setting of a record date therefor, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

(e) Unless the Partnership shall have exercised its election as provided in Section 11(f), upon each adjustment of the Exercise Price as a result of the calculations made in Section 11(c) or (d), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of LP Units obtained by (i) multiplying (x) the number of LP Units that could be purchased upon exercise of a Right immediately prior to the adjustment pursuant to this Section 11(e) by (y) the Exercise Price in effect immediately prior to such adjustment of the Exercise Price and (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

(f) The Partnership may elect, on or after the date of any adjustment of the Exercise Price pursuant to Section 11(c) or 11(d), to adjust the number of Rights in substitution for any adjustment pursuant to Section 11(e) in the number of LP Units purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of LP Units for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights obtained by dividing the Exercise Price in effect immediately prior to adjustment of the Exercise Price by the Exercise Price in effect immediately after adjustment of the Exercise Price. The Partnership shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Exercise Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If the Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(f), the Partnership shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights, if any, to which such holders shall be entitled as a result of such adjustment, or, at the option of the Partnership, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Partnership, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

(g) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Exercise Price; provided, however, that any adjustments which by reason of this Section 11(g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one one-thousandth (1/1000) of a unit, as the case may be.

(h) Irrespective of any adjustment or change in the Exercise Price or the number of LP Units issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Exercise Price and the number of units to be issued upon exercise of the Rights as in the initial Right Certificates issued hereunder but, nevertheless, shall represent the Rights as so adjusted.

(i) Before taking any action that would cause an adjustment reducing the purchase price per LP Unit upon exercise of the Rights below the then par value, if any, of the LP Units, the Partnership shall use its best efforts to take any partnership action which may, in the opinion of its counsel, be necessary in order that the Partnership may validly and legally issue fully paid and non-assessable LP Units at such adjusted purchase price per unit.

(j) Anything in this Section 11 to the contrary notwithstanding, in the event of any reclassification of equity interest of the Partnership or any recapitalization, reorganization or partial liquidation of the Partnership or similar transaction, the Partnership shall be entitled to make such further adjustments in the number of LP Units which may be acquired upon exercise of the Rights, and such adjustments in the Exercise Price therefor, in addition to those adjustments expressly required by the other paragraphs of this Section 11, as the General Partner shall determine to be necessary or appropriate in order for the holders of the Rights in such event to be treated equitably and in accordance with the purpose and intent of this Agreement or in order that any such event shall not, but for such adjustment, in the opinion of counsel to the Partnership, result in the unitholders of the Partnership being subject to any United States federal income tax liability by reason thereof.

(k) If as a result of an adjustment made pursuant to Section 11(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any interests in the Partnership other than the LP Units, thereafter the Exercise Price and the number of such other units so receivable upon exercise of a Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the LP Units contained in Sections 11(a), 11(c), 11(d), 11(e), 11(f) and 11(j) hereof, as applicable, and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the LP Units shall apply on like terms to any such other interest.

Section 12. Certification of Adjusted Exercise Price or Number of Units. Whenever an adjustment is made as provided in Section 11, 13, 23(d) or 27 hereof, the Partnership shall (a) promptly prepare a certificate setting forth such adjustment, and a brief statement of the facts giving rise to such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the LP Units and Depositary Units a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25. Notwithstanding the foregoing sentence, the failure of the Partnership to make such certification or give such notice shall not affect the validity of or the force or effect of the requirement for such adjustment. Any adjustment to be made pursuant to Section 11, 13, 23(d) or 27 hereof shall be effective as of the date of the event giving rise to such adjustment. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of any adjustment unless and until it shall have received such certificate.

Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

(a) In the event that, at any time after the time that any Person becomes an Acquiring Person, (x) the Partnership shall, directly or indirectly, consolidate with, or merge with and into, any other Person or Persons and the Partnership shall not be the surviving or continuing corporation of such consolidation or merger, or (y) any Person or Persons shall, directly or indirectly, consolidate with, or merge with and into, the Partnership, and the Partnership shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding LP Units or Depositary Units shall be changed or converted into or exchanged for stock or other securities of any other Person or of the Partnership or cash or any other property, or (z) the Partnership or one or more of its Subsidiaries shall, directly or indirectly, sell or otherwise transfer to any other Person in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Partnership and its Subsidiaries (taken as a whole), then, on the first occurrence of any such event, proper provision shall be made so that: (i) each holder of record of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then current Exercise Price multiplied by the number of LP Units for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of LP Units, such number of shares of validly issued, fully paid, non-assessable and freely tradeable Common Stock of the Principal Party (as defined in Section 13(b) hereof), not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall equal the result obtained by (A) multiplying the then current Exercise Price by the number of LP Units for which a Right is then exercisable and dividing that product by (B) 50% of the then per share Fair Market Value of the Common Stock of the Principal Party on the date of the consummation of such consolidation, merger, sale or transfer; provided, however, that the Exercise Price (as adjusted) and the number of shares of Common Stock of such Principal Party so receivable upon exercise of a Right shall be subject to further adjustment as appropriate in accordance with Section 11 hereof to reflect any events occurring in respect of the Common Stock of such Principal Party after the occurrence of such consolidation, merger, sale or transfer; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Partnership pursuant to this Agreement; (iii) the term “Partnership” for all purposes of this Agreement shall thereafter be deemed to refer to such Principal Party; (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock in accordance with the provisions of Section 9 hereof applicable to the reservation of LP Units) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; provided, however, that, upon the subsequent occurrence of any merger, consolidation, sale of all or substantially all of the assets, recapitalization, reclassification of shares, reorganization or other extraordinary transaction in respect of such Principal Party, each holder of a Right shall thereupon be entitled to receive, upon exercise of a Right and payment of the Exercise Price, such cash, shares, rights, warrants and other property which such holder would have been entitled to receive had it, at the time of such transaction, owned the shares of Common Stock of the Principal Party purchasable upon the exercise of a Right, and such Principal Party shall take such steps (including, but not limited to, reservation of shares of stock) as may be necessary to permit the subsequent exercise of the Rights in accordance with the terms hereof for such cash, shares, rights, warrants and other property; and (v) the provisions of Section 11(a)(ii) hereof shall be of no effect following the occurrence of any event described in clause (x), (y) or (z) above of this Section 13(a).

(b) “Principal Party” shall mean

(i) in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a) hereof: (A) the Person that is the issuer of the securities into which LP Units or Depositary Units are changed or otherwise exchanged or converted in such merger or consolidation, or, if there is more than one such issuer, the issuer of the Common Stock of which has the greatest market value or (B) if no securities are so issued, (I) the Person that is the other party to the merger or consolidation and that survives such merger or consolidation, or, if there is more than one such Person, the Person the Common Stock of which has the greatest market value or (II) if the Person that is the other party to the merger or consolidation does not survive the merger or consolidation, the Person that does survive the merger or consolidation (including the Partnership if it survives); and

(ii) in the case of any transaction described in clause (z) of the first sentence in Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power so transferred or if the Person receiving the greatest portion of the assets or earning power cannot be determined, whichever of such Persons as is the issuer of Common Stock having the greatest market value of shares outstanding;

provided, however, that in any such case, if the Common Stock of such Person is not at such time and has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, then (1) if such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, the term “Principal Party” shall refer to such other Person, or (2) if such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stock of all of which are and have been so registered, the term “Principal Party” shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest market value of shares outstanding, or (3) if such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in clauses (1) and (2) above shall apply to each of the owners having an interest in the venture as if the Person owned by the joint venture was a Subsidiary of both or all of such joint venturers, and the Principal Party in each such case shall bear the obligations set forth in this Section 13 in the same ratio as its interest in such Person bears to the total of such interests.

(c) The Partnership shall not consummate any consolidation, merger or sale or transfer of assets or earning power referred to in Section 13(a) unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock that have not been issued or reserved for issuance to permit exercise in full of all Rights in accordance with this Section 13 and unless prior thereto the Partnership and the Principal Party involved therein shall have executed and delivered to the Rights Agent an agreement confirming that the Principal Party shall, upon consummation of such consolidation, merger or sale or transfer of assets or earning power, assume this Agreement in accordance with Section 13(a) hereof and that all rights of first refusal or preemptive rights in respect of the issuance of shares of Common Stock of the Principal Party upon exercise of outstanding Rights have been waived and that such transaction shall not result in a default by the Principal Party under this Agreement, and further providing that, as soon as practicable after the date of any consolidation, merger or sale or transfer of assets or earning power referred to in Section 13(a) hereof, the Principal Party will:

(i) prepare and file a registration statement under the Securities Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the date of expiration of the Rights, and similarly comply with applicable state securities laws;

(ii) use its best efforts to list (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on a national securities exchange in the United States;

(iii) deliver to holders of the Rights historical financial statements for the Principal Party which comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act. In the event that any of the transactions described in Section 13(a) hereof shall occur at any time after the occurrence of a transaction described in Section 11(a)(ii) hereof, the Rights which have not theretofore been exercised shall, subject to the provisions of Section 7(e) hereof, thereafter be exercisable in the manner described in Section 13(a); and

(iv) obtain waivers of any rights of first refusal or preemptive rights in respect of the Common Stock of the Principal Party subject to purchase upon exercise of outstanding Rights.

(d) In case the Principal Party which is to be a party to a transaction referred to in this Section 13 has a provision in any of its authorized securities or in its Certificate of Incorporation or By-laws or other instrument governing its affairs, which provision would have the effect of (i) causing such Principal Party to issue, in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, shares of Common Stock of such Principal Party at less than the then Fair Market Value per share (determined pursuant to Section 11(b) hereof) or securities exercisable for, or convertible into, Common Stock of such Principal Party at less than such then Fair Market Value (other than to holders of Rights pursuant to this Section 13) or (ii) providing for any special tax or similar payment in connection with the issuance to any holder of a Right of Common Stock of such Principal Party pursuant to the provisions of this Section 13, then, in such event, the Partnership shall not consummate any such transaction unless prior thereto the Partnership and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been canceled, waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.

(e) The Partnership covenants and agrees that it shall not, at any time after any Person becomes an Acquiring Person, enter into any transaction of the type described in clauses (x) through (z) of the first sentence of Section 13(a) hereof if (i) at the time of or immediately after such consolidation, merger, sale, transfer or other transaction there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights, (ii) prior to, simultaneously with or immediately after such consolidation, merger, sale, transfer or other transaction, the shareholders of the Person who constitutes, or would constitute, the Principal Party for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates or Associates or (iii) the form or nature of organization of the Principal Party would preclude or limit the exercisability of the Rights.

Section 14. Fractional Rights and Fractional Units.

(a) The Partnership shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights (i.e., Rights to acquire less than one LP Unit), unless such fractional Rights result from a transaction referred to in Section 11(a)(i) or 11(f) hereof. If the Partnership shall determine not to issue such fractional Rights, then, in lieu of such fractional Rights, there shall be paid to the holders of record of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the Fair Market Value of a whole Right.

(b) The Partnership shall not be required to issue fractions of LP Units upon exercise of the Rights or to distribute certificates which evidence fractional units. With respect to fractional units, if the Partnership does not issue such fractional units, there shall be paid to the holders of record of Right Certificates at the time such Right Certificates are exercised as herein provided an amount in cash equal to the same fraction of the Fair Market Value of a LP Unit.

(c) The holder of a Right by the acceptance of a Right expressly waives his right to receive any fractional Right or any fractional LP Units upon exercise of a Right.

Section 15. Rights of Action. All rights of action in respect of this Agreement, except the rights of action given to the Rights Agent in Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the holders of record of the LP Units and Depositary Units), and any holder of record of any Right Certificate (or, prior to the Distribution Date, of the LP Units and Depositary Units), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the LP Units and Depositary Units), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Partnership to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement.

Section 16. Agreement of Right Holders. Each holder of a Right, by accepting the same, consents and agrees with the Partnership and the Rights Agent and with every other holder of a Right that:

(a) prior to the Distribution Date, the Rights shall be evidenced by the certificates for LP Units (or in the case of uncertificated LP Units, by the book-entry account that evidences record ownership of such units) registered in the name of the holders of LP Units (together, as applicable, with the Summary of Rights), which certificates for LP Units (or book-entry account) shall also constitute certificates for Rights, and not by separate Right Certificates, and each Right shall be transferable only simultaneously and together with the transfer of LP Units;

(b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer; and

(c) the Partnership and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the associated LP Unit certificate or, in the case of uncertificated LP Units, the book-entry account evidencing record ownership of such units) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated LP Unit certificate made by anyone other than the Partnership or the Rights Agent) for all purposes whatsoever, and neither the Partnership nor the Rights Agent shall be affected by any notice to the contrary.

Section 17. Right Certificate Holder Not Deemed a Unitholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive distributions or be deemed for any purpose the holder of LP Units or any other securities which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a unitholder or other securityholder of the Partnership or of a securityholder of any other Person or any right to vote for the election of directors or upon any matter submitted to unitholders at any meeting thereof, or to give or withhold consent to any corporate action or securityholder action, or to receive notice of meetings or other actions affecting unitholders or securityholders (except as provided in Section 24 hereof), or to receive dividends or subscription rights, or otherwise, except in any such case the rights, if any, in respect thereof provided by this Agreement, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof for such stock or other security.

Section 18. Concerning the Rights Agent.

(a) The Partnership agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Partnership also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted to be done by the Rights Agent in connection with the acceptance and administration of this Agreement, including the cost and expenses of defending against any claim of liability relating to the Rights or this Agreement.

(b) The Rights Agent shall be protected against, and shall incur no liability for or in respect of, any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Right Certificate or certificate for LP Units or for other securities of the Partnership, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons.

Section 19. Merger or Consolidation of, or Change in Name of, the Rights Agent.

(a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust or stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

(b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Partnership and the holders of Right Certificates by their acceptance thereof shall be bound:

(a) The Rights Agent may consult with legal counsel (who may be an employee of or outside legal counsel for the Partnership or the Rights Agent), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

(b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Partnership prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the General Partner and delivered to the Rights Agent. Any such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

(c) The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct.

(d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Partnership only.

(e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Partnership of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 11 or 13 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after receipt of a certificate describing any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any LP Units or other security to be delivered pursuant to the exercise of any Right or as to whether any LP Units or other security will, when issued, be validly authorized and issued, fully paid and nonassessable.

(f) The Partnership agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of the Agreement.

(g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the General Partner, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. Any application by the Rights Agent for written instructions from the Partnership may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Agreement and the date on and/or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Partnership actually receives such application unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

(h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Partnership or become pecuniarily interested in any transaction in which the Partnership may be interested, or contract with or lend money to the Partnership or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Partnership or for any other legal entity.

(i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Partnership resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

(j) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate contained in the form of assignment or the form of election to purchase set forth on the reverse thereof, as the case may be, has not been completed to certify the holder is not an Acquiring Person (or an Affiliate or Associate thereof), a Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Partnership.

Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days’ notice in writing mailed to the Partnership and to each transfer agent of the LP Units and the Depositary Units by registered or certified mail. The Partnership may remove the Rights Agent or any successor Rights Agent (with or without cause) upon 30 days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the LP Units and the Depositary Units by registered or certified mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Partnership shall appoint a successor to the Rights Agent. If the Partnership shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right

Certificate for inspection by the Partnership), then the incumbent Rights Agent or the holder of record of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Partnership or by such a court, shall be (a) a corporation organized and doing business under the laws of the United States or of any state thereof, in good standing, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination in the conduct of its corporate trust or stock transfer business by federal or state authorities and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (b) an Affiliate controlled by or under common control with one or more corporations described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed, but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Partnership shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the LP Units and Depositary Units, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be. Notwithstanding the foregoing provisions, in the event of resignation, removal or incapacity of the Rights Agent, the Partnership shall have the authority to act as the Rights Agent until a successor Rights Agent shall have assumed the duties of the Rights Agent hereunder.

Section 22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Partnership may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its General Partner to reflect any adjustment or change in the Exercise Price per unit and the number or kind or class of units or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of Voting Units following the Distribution Date and prior to the Expiration Date, the Partnership may with respect to Voting Units so issued or sold pursuant to (i) the exercise of options, (ii) under any employee plan or arrangement, (iii) upon the exercise, conversion or exchange of securities, notes or debentures issued by the Partnership or (iv) a contractual obligation of the Partnership, in each case existing prior to the Distribution Date, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale.

Section 23. Redemption.

(a) The Partnership may, at its option, at any time prior to such time as any Person becomes an Acquiring Person, but only by the vote of a majority of the Board of Directors of its General Partner, redeem all but not less than all of the then outstanding Rights at a redemption price of $0.001 per Right, subject to adjustment as provided in Section 23(d) hereof (the “Redemption Price”). The redemption of the Rights by the General Partner may be made effective at such time after the General Partner’s action to redeem the Rights on such basis and subject to such conditions, as the General Partner in its sole and absolute discretion may establish. Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable prior to the expiration of the Partnership’s right of redemption hereunder.

(b) Without any further action and without any notice, the right to exercise the Rights will terminate effective at the time so designated by action of the General Partner ordering the redemption of the Rights and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. Within 10 days after the effective time of the action of the General Partner ordering the redemption of the Rights, the Partnership shall give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the LP Units or Depositary Units; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each notice of redemption will state the method by which the payment of the Redemption Price will be made. At the option of the General Partner, the Redemption Price may be paid in cash to each Rights holder or by the issuance of LP Units or Depositary Units (and, at the Partnership’s election pursuant to Section 14(b) hereof, cash in lieu of fractions of units having a Fair Market Value equal to such cash payment.

(c) In the event the Partnership receives a Qualifying Offer and the General Partner has not redeemed the outstanding Rights or exempted such offer from the terms of this Agreement or called a special meeting of unitholders by the end of the 90 Business Days following the commencement (or, if later, the first existence) of a Qualifying Offer, for the purpose of voting on whether or not to exempt such Qualifying Offer from the terms of this Agreement, holders of record (or their duly authorized proxy) of at least 10% of the Voting Units then outstanding may submit to the General Partner, not earlier than 90 Business Days nor later than 120 Business Days following the commencement (or, if later, the first existence) of such Qualifying Offer, a written demand complying with the terms of this Section 23(c) (the “Special Meeting Demand”) directing the General Partner to submit to a vote of unitholders at a special meeting of the unitholders of the Partnership (a “Special Meeting”) a resolution exempting such Qualifying Offer from the provisions of this Agreement (the “Qualifying Offer Resolution”). For purposes of a Special Meeting Demand, the record date for determining holders of record eligible to make a Special Meeting Demand shall be the 90th Business Day following commencement (or, if later, the first existence) of a Qualifying Offer. The General Partner shall take such actions as are necessary or desirable to cause the Qualifying Offer Resolution to be so submitted to a vote of unitholders at a Special Meeting to be convened within 90 Business Days following the Special Meeting Demand (the “Special Meeting Period”); provided, however, that in any twelve-month period the General Partner shall not be required to submit more than one Qualifying Offer Resolution to a vote of unitholders with respect to Qualifying Offers from any given potential Acquiring Person (including any Affiliates or Associates thereof); provided, further, that if the Partnership at any time during the Special Meeting Period and prior to a vote on the Qualifying Offer Resolution enters into a Definitive Acquisition Agreement, the Special Meeting Period may be extended (and any special meeting called in connection therewith may be cancelled) if the Qualifying Offer Resolution will be separately submitted to a vote at the same meeting as the Definitive Acquisition Agreement. A Special Meeting Demand must be delivered to the General Partner at the principal executive offices of the Partnership and must set forth as to the unitholders of record making the request (x) the names and addresses of such unitholders, as they appear on the Partnership’s books and records, (y) the class and number of Voting Units which are owned of record by each of such unitholders, and (z) in the case of Voting Units that are owned beneficially by another Person, an executed certification by the holder of record that such holder has executed such Special Meeting Demand only after obtaining instructions to do so from such beneficial owner and attaching evidence thereof. Subject to the requirements of applicable law, the General Partner may take a position in favor of or opposed to the adoption of the Qualifying Offer Resolution, or no position with respect to the Qualifying Offer Resolution, as it determines to be appropriate in the exercise of its duties. In the event that no Person has become an Acquiring Person and the Qualifying Offer continues to be a Qualifying Offer and either (i) the Special Meeting is not convened on or prior to the last day of the Special Meeting Period (the “Outside Meeting Date”), or (ii) if, at the Special Meeting at which a quorum is present, two-thirds (2/3) of the Voting Units present or represented by proxy at the Special Meeting and entitled to vote thereon as of the record date for the Special Meeting selected by the General Partner shall vote in favor of the Qualifying Offer Resolution, then the Qualifying Offer shall be deemed exempt from the application of this Agreement to such Qualifying Offer so long as it remains a Qualifying Offer, such exemption to be effective on the Close of Business on the tenth Business Day after (i) the Outside Meeting Date or (ii) the date on which the results of the vote on the Qualifying Offer Resolution at the Special Meeting are certified as official by the appointed inspectors of election for the Special Meeting, as the case may be. Notwithstanding anything herein to the contrary, no action or vote, including action by written consent, by unitholders not in compliance with the provisions of this Section 23(c) shall serve to exempt any offer from the terms of this Agreement.

(d) In the event the Partnership shall at any time after the date of this Agreement but before such time as any Person becomes an Acquiring Person (A) pay any distribution on LP Units in LP Units, (B) subdivide or split the outstanding LP Units into a greater number of units or (C) combine or consolidate the outstanding LP Units into a smaller number of units or effect a reverse split of the outstanding LP Units and as a consequence thereof the number of Rights outstanding shall change, then, and in each such event, the Redemption Price may, by action of the General Partner in its discretion, be appropriately adjusted in respect of such transaction so as to maintain the aggregate Redemption Price of all Rights after such transaction at the same amount, insofar as practicable, as before the transaction.

Section 24. Notice of Proposed Actions.

(a) In case the Partnership, after the Distribution Date, shall propose (i) to effect any of the transactions referred to in Section 11(a)(i) hereof or to pay any distribution to the holders of record of its LP Units payable in units of any class or to make any other distribution to the holders of record of its LP Units (other than a regular periodic cash distributions at a rate not in excess of 150% of the rate of the last cash distribution theretofore paid), or (ii) to offer to the holders of record of its LP Units options, warrants, or other rights to subscribe for or to purchase LP Units (including any security convertible into or exchangeable for LP Units) or units of any class or any other securities, options, warrants, convertible or exchangeable securities or other rights, or (iii) to effect any reclassification of its LP Units or any recapitalization or reorganization of the Partnership, or (iv) to effect any consolidation or merger with or into, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or earning power of the Partnership and its Subsidiaries (taken as a whole) to, any other Person or Persons, or (v) to effect the liquidation, dissolution or winding up of the Partnership, then, in each such case, the Partnership shall give to each holder of record of a Right Certificate, in accordance with Section 25 hereof, notice of such proposed action, which shall specify the record date for the purposes of such transaction referred to in Section 11(a)(i) or such dividend or distribution, or the date on which such reclassification, recapitalization, reorganization, consolidation, merger, sale or transfer of assets, liquidation, dissolution, or winding up is to take place and the record date for determining participation therein by the holders of record of LP Units, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of record of the LP Units for purposes of such action, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of record of LP Units, whichever shall be the earlier. The failure to give notice required by this Section 24 or any defect therein shall not affect the legality or validity of the action taken by the Partnership or the vote upon any such action.

(b) In case the event referred to in Section 11(a)(ii) hereof shall occur, then the Partnership shall as soon as practicable thereafter, in accordance with Section 25 hereof, give to each holder of a Right notice of the occurrence of such event, which notice shall describe the event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof.

Section 25. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of record of any Right Certificate or Right to or on the Partnership shall be in writing and shall be considered given upon receipt or five Business Days after being sent by first-class mail, postage prepaid, in any case addressed (until another address is filed in writing with the Rights Agent) as follows:

Cedar Fair, L.P.

One Cedar Point Drive

Sandusky, Ohio 44870

Attention: General Counsel

Facsimile: (419) 680-4283

Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Partnership or by the holder of record of any Right Certificate or Right to or on the Rights Agent shall be in writing and shall be considered given upon receipt or five Business Days after being sent by first-class mail, postage prepaid, in any case addressed (until another address is filed in writing with the Partnership) as follows:

American Stock Transfer & Trust Company, LLC

59 Maiden Lane

New York, NY 10038

Attn: Corporate Trust Department

Notices or demands authorized by this Agreement to be given or made by the Partnership or the Rights Agent to the holder of record of any Right Certificate or Right shall be in writing and shall be considered given upon receipt or five Business Days after being sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Partnership.

Section 26. Supplements and Amendments. For as long as the Rights are then redeemable the Partnership (at the direction of the General Partner in its sole and absolute discretion) may, and the Rights Agent shall if the Partnership so directs, supplement or amend any provision of this Agreement without the approval of any holders of the Rights, except that no supplement or amendment shall be made which changes the Redemption Price. At any time when the Rights are not then redeemable the Partnership (at the direction of the General Partner) may, and the Rights Agent shall if the Partnership so directs, supplement or amend this Agreement without the approval of any holders of Right Certificates (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein or (iii) to change or supplement the provisions hereunder in any manner which the Partnership may deem necessary or desirable, provided that no such supplement or amendment pursuant to this clause (iii) shall adversely affect the interest of the holders of Right Certificates (other than an Acquiring Person or any other Person in whose hands Rights are null and void under the provisions of Section 7(e) hereof). Upon the delivery of a certificate from an appropriate officer of the Partnership which states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment. Without limiting the foregoing, the Partnership may at any time prior to such time as any Person becomes an Acquiring Person amend this Agreement to lower the thresholds set forth in Section 1(a) hereof to not less than 10% (the “Reduced Threshold”); provided, however, that no Person who beneficially owns a number of Voting Units equal to or greater than the Reduced Threshold shall become an Acquiring Person unless such Person shall, after the public announcement of the Reduced Threshold, increase its beneficial ownership of Voting Units (other than as a result of an acquisition of Voting Units by the Partnership) to an amount equal to or greater than the greater of (x) the Reduced Threshold or (y) the sum of (i) the lowest beneficial ownership of such Person as a percentage of the outstanding Voting Units as of any date on or after the date of the public announcement of such Reduced Threshold plus (ii) .001%. Notwithstanding anything contained in this Agreement to the contrary, the Rights Agent may, but shall not be obligated to, enter into any supplement or amendment that affects the Rights Agent’s own rights, duties, obligations or immunities under this Agreement.

Section 27. Exchange.

(a) The General Partner may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 7(e) hereof) by exchanging for each such Right at the Partnership’s election, either (i) one LP Unit or (ii) if the Partnership has deposited the corresponding number of LP Units issuable upon exchange of the Rights with the Depositary, one Depositary Unit, in each case, appropriately adjusted to reflect any split, unit distribution or similar transaction occurring after the date hereof (such number of LP Units or Depositary Units per Right being hereinafter referred to as the “Exchange Ratio”). Notwithstanding the foregoing, the General Partner shall not be empowered to effect such exchange at any time after any Person (other than an Exempt Person), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Voting Units then outstanding. From and after the occurrence of an event specified in Section 13(a) hereof, any Rights that theretofore have not been exchanged pursuant to this Section 27(a) shall thereafter be exercisable only in accordance with Section 13 and may not be exchanged pursuant to this Section 27(a).

(b) Immediately upon the action of the General Partner ordering the exchange of any Rights pursuant to paragraph (a) of this Section 27 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of LP Units or Depositary Units equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Partnership shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Partnership promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the LP Units or Depositary Units for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become null and void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

(c) The Partnership shall not be required to issue fractions of LP Units or Depositary Units or to distribute certificates which evidence fractional units. In lieu of such fractional LP Units or Depositary Units, the Partnership shall pay to the registered holders of the Right Certificates with regard to which such fractional LP Units or Depositary Units would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole LP Unit or Depositary Unit. For the purposes of this paragraph (d), the current market value of a whole LP Unit shall be the closing price of a Depositary Unit for the Trading Day immediately prior to the date of exchange pursuant to this Section 27.

Section 28. Successors. All of the covenants and provisions of this Agreement by or for the benefit of the Partnership or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 29. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Partnership, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the holders of LP Units or Depositary Units in their capacity as holders of the Rights) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Partnership, the Rights Agent and the holders of record of the Right Certificates (and, prior to the Distribution Date, the holders of LP Units or Depositary Units in their capacity as holders of the Rights).

Section 30. Governing Law. This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such state.

Section 31. Counterparts. This Agreement may be executed, in physical or electronic form, in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 32. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

Section 33. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 34. Determinations and Actions by the General Partner. The General Partner shall have the exclusive power and authority to administer, interpret and apply this Agreement and to exercise the rights and powers specifically granted to the General Partner or to the Partnership by this Agreement or by law and may take such action as may be necessary or advisable in the administration of this Agreement or to amend or supplement this Agreement in accordance with its terms, including, without limitation, the right and power (i) to make all determinations deemed necessary or advisable for the administration of this Agreement, (ii) to decide to redeem the Rights and (iii) to decide to amend or supplement this Agreement. All such actions, calculations, interpretations and determinations (including any decision not to take any action) done or made by the General Partner in good faith shall (x) be final, conclusive and binding on the Partnership, the Rights Agent, the holders of the Rights, as such, and all other Persons and (y) not subject any member of the Board of Directors of the General Partner to any liability to the holders of Rights. Notwithstanding anything contained herein to the contrary, the Rights Agent is entitled always to assume that the General Partner’s Board of Directors acted in good faith and shall be fully protected and incur no liability in reliance thereon.

Section 35. Fiduciary Responsibilities of the General Partner and the Board of Directors of the General Partner. Nothing contained in this Agreement shall, or shall be deemed or construed to, be in derogation of the obligations of the General Partner and the Board of Directors of the General Partner to exercise their respective fiduciary duties. Without limiting the foregoing, nothing contained herein shall be deemed or construed to suggest or imply that the General Partner or the Board of Directors of the General Partner shall not be entitled to reject any offer to acquire the Partnership or to recommend that unitholders of the Partnership reject any offer, or to take any other action, with respect to any offer or any proposal to acquire the Partnership that the General Partner or the Board of Directors of the General Partner believes is necessary or appropriate in the exercise of such fiduciary duties.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

CEDAR FAIR, L.P. by CEDAR FAIR MANAGEMENT, INC., its General Partner

By:	/s/ Peter J. Crage
Name:	Peter J. Crage
Title:	VP Finance and Chief Financial Officer

AMERICAN STOCK TRANSFER AND TRUST COMPANY, LLC

By:	/s/ Herbert J. Lemmer
Name:	Herbert J. Lemmer
Title:	Vice President

EXHIBIT A

AS PROVIDED IN THE RIGHTS AGREEMENT REFERRED

TO BELOW, RIGHTS ISSUED TO OR BENEFICIALLY OWNED

BY ACQUIRING PERSONS OR THEIR AFFILIATES OR

ASSOCIATES (AS SUCH TERMS ARE DEFINED IN THE

RIGHTS AGREEMENT) OR ANY SUBSEQUENT HOLDER OF

SUCH RIGHTS SHALL BE NULL AND VOID AND MAY NOT

BE EXERCISED OR TRANSFERRED TO ANY PERSON.

CEDAR FAIR, L.P.

SUMMARY OF RIGHTS TO PURCHASE

LP UNITS

On April 5, 2010 (the “Declaration Date”), Cedar Fair Management Inc., the general partner (the “General Partner”) of Cedar Fair, L.P., a Delaware limited partnership (the “Partnership”), authorized the issuance of, and declared a distribution payable, in one LP Unit Purchase Right for each outstanding limited partnership unit, (each, a “LP Unit”), of the Partnership. The issuance was made effective as of April 16, 2010 to unitholders of record on that date (the “Record Date”). Each Right, once exercisable, entitles the registered holder to purchase from the Partnership one LP Unit of the Partnership, at a price of $20.00 per LP Unit (the “Exercise Price”), subject to certain adjustments. The description and terms of the Rights are set forth in a Rights Agreement (the “Rights Agreement”) by and between the Partnership and American Stock Transfer and Trust Company, LLC as Rights Agent (the “Rights Agent”).

As discussed below, initially the Rights will not be exercisable, certificates will not be sent to unitholders or to holders of depositary units evidencing LP Units, and the Rights will automatically trade with the LP Units.

The Rights, unless earlier redeemed by the General Partner, become exercisable upon the close of business on the day (the “Distribution Date”) which is the earlier of (i) the tenth day following a public announcement that a person or group of affiliated or associated persons, with certain exceptions set forth below, has acquired beneficial ownership of 20% or more of the outstanding voting power of the Partnership (an “Acquiring Person”) and (ii) the tenth business day (or such later date as may be determined by the General Partner prior to such time as any person or group of affiliated or associated persons becomes an Acquiring Person) after the date of the commencement by any person (other than an Exempt Person, as defined in the Rights Agreement) of a tender or exchange offer, the consummation of which would result in such person or group of affiliated or associated persons becoming an Acquiring Person.

An Acquiring Person does not include (A) the Partnership, (B) any subsidiary of the Partnership, (C) the General Partner, (D) the Depositary (as defined in the deposit agreement dated as of March 1987 among the Partnership, Ameritrust National Association and the General Partner), (E) any employee benefit plan or employee equity plan of the Partnership or of any subsidiary of the Partnership, or any trust or other entity organized, appointed, established or holding voting power for or pursuant to the terms of any such plan, or (F) any person or group of affiliated or associated persons whose ownership of 20% or more of the voting power of the unitholders of the Partnership then outstanding results solely from (i) any action or transaction or transactions approved by the General Partner before such person or group became an Acquiring Person or (ii) a reduction in the number of issued and outstanding voting power of the Partnership pursuant to a transaction or transactions approved by the General Partner (provided that any person or group that does not become an Acquiring Person by reason of clauses (i) or (ii) above shall become an Acquiring Person upon acquisition of an additional 1% or more of the Partnership’s voting power unless such acquisition of additional voting power would not result in such person becoming an Acquiring Person by reason of clause (i) or (ii) above, and, provided, further, that no Person who beneficially owns 20% or more of the voting power of the Partnership shall become an Acquiring Person unless such Person shall, after the Declaration Date, increase its voting power (other than as a result of an acquisition of LP Units by the Partnership) to an amount equal to or greater than the greater of (x) 20% or (y) the sum of (i) the lowest beneficial ownership of such Person as a percentage of the voting power as of any date on or after the Declaration Date plus (ii) 0.001%).

Prior to the Distribution Date, the Rights will not be exercisable, will not be represented by a separate certificate, and will not be transferable apart from the LP Units, but will instead be evidenced, with respect to any of the LP Units outstanding as of the Record Date, by such LP Unit (together with a copy of this Summary of Rights). Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights), new LP Unit certificates issued after the Record Date will contain a legend incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights), the surrender for transfer of any LP Unit certificate outstanding as of the Record Date, with or without a copy of this Summary of Rights attached thereto, will also constitute the transfer of the Rights associated with the LP Unit represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the depositary units evidencing LP Units (“Depositary Units”) as of the close of business on the Distribution Date, and such separate certificates alone will evidence the Rights from and after the Distribution Date.

The Rights are not exercisable until the Distribution Date. The Rights will expire at the close of business on April 5, 2013, unless earlier redeemed or exchanged by the Partnership as described below.

The Exercise Price of the Rights and the number of LP Units issuable upon exercise of the Rights are subject to certain adjustments from time to time in the event of a unit distribution on, or a subdivision or combination of, the LP Units. The Exercise Price for the Rights also is subject to adjustment in the event of extraordinary distributions of cash or other property to holders of LP Units.

Unless the Rights are earlier redeemed, in the event that a person or group becomes an Acquiring Person, the Rights Agreement provides that proper provisions will be made so that each holder of record of a Right (other than Rights beneficially owned by an Acquiring Person and certain affiliates, associates and transferees thereof, whose Rights will thereupon become null and void), will thereafter have the right to receive, upon payment of the Exercise Price, that number of LP Units having a fair market value determined in accordance with the Rights Agreement at the time of the transaction equal to approximately two times the Exercise Price (such value to be determined with reference to the fair market value of the LP Units as provided in the Rights Agreement).

In addition, unless the Rights are earlier redeemed or exchanged, in the event that, after the time that a person or group becomes an Acquiring Person, the Partnership were to be acquired in a merger or other business combination (in which any LP Units or Depositary Units are changed into or exchanged for other securities or assets) or more than 50% of the assets or earning power of the Partnership and its subsidiaries (taken as a whole) were to be sold or transferred in one or a series of related transactions (other than the merger contemplated by the Merger Agreement), the Rights Agreement provides that proper provision will be made so that each holder of record of a Right (other than Rights beneficially owned by an Acquiring Person and certain affiliates, associates and transferees thereof, whose Rights will thereupon become null and void) will from and after such date have the right to receive, upon payment of the Exercise Price, that number of shares of common stock (or other equity interests) of the acquiring company having a fair market value at the time of such transaction determined in accordance with the Rights Agreement equal to approximately two times the Exercise Price.

At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding LP Units or Depositary Units, the General Partner may exchange the Rights (other than Rights owned by such person or group which will have become null and void), in whole or in part, for LP Units or Depositary Units in accordance with the Rights Agreement.

The Partnership may issue cash in lieu of fractional units which are not integral multiples of one unit.

At any time prior to such time as any person or group becomes an Acquiring Person, the Partnership may (by act of the General Partner) redeem the Rights in whole, but not in part, at a price of $.001 per Right, subject to adjustment (the “Redemption Price”). The redemption of the Rights by the General Partner may be made effective at such time after the General Partner’s action to redeem the Rights on such basis and subject to such conditions, as the General Partner in its sole and absolute discretion may establish. Notwithstanding anything contained in the Rights Agreement to the contrary, the Rights shall not be exercisable prior to the expiration of the Partnership’s right of redemption. Immediately upon the effective time of the action of the General Partner authorizing redemption of the Rights, and without any further action and notice, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price. At the option of the General Partner, the Redemption Price may be paid in cash to each Rights holder or by the issuance of LP Units having a fair market value, determined in accordance with the Rights Agreement, equal to such cash payment.

If the Partnership receives a Qualifying Offer (as defined below) and the General Partner has not redeemed the outstanding Rights, exempted such Qualifying Offer from the terms of the Rights Agreement, or called a special meeting of unitholders by the end of the 90 business days following the commencement of a Qualifying Offer to permit unitholders to adopt a resolution exempting such Qualifying Offer from the terms of the Rights Agreement (a “Qualifying Offer Resolution”), then holders of record of at least 10% of the outstanding LP Units and Depositary Units may (not earlier than 90 business days or later than 120 business days following the commencement of the Qualifying Offer) demand a unitholder vote to exempt the Qualifying Offer from the terms of the Rights Agreement. The General Partner will call a meeting (a “Special Meeting”) to be held within 90 business days after such unitholder demand (the end of such period, subject to postponements, the “Outside Meeting Date”). If, prior to the meeting, the Partnership enters into a Definitive Acquisition Agreement (as defined in the Rights Agreement), the meeting may be postponed if the Definitive Acquisition Agreement will be submitted to a vote separately from the Qualifying Offer Resolution.

If no person or group has become an Acquiring Person, the Qualifying Offer continues to be a Qualifying Offer and either (i) the Special Meeting is not convened by the Outside Meeting Date, or (ii) if, at the Special Meeting at which a quorum is present, two-thirds of the LP Units present or represented by proxy at the Special Meeting and entitled to vote thereon as of the record date for the Special Meeting selected by the General Partner shall vote in favor of the Qualifying Offer Resolution, then the Qualifying Offer shall be deemed exempt from the application of the Rights Agreement to such Qualifying Offer so long as it remains a Qualifying Offer. This exemption becomes effective on the close of business on the tenth business day after (i) the Outside Meeting Date or (ii) the date on which the results of the vote on the Qualifying Offer Resolution are certified as official.

A Qualifying Offer is an offer with the following characteristics, as determined by a majority of the independent directors of the General Partner (as more fully described in the Rights Agreement):

(i)	the offer is a fully financed all-cash tender offer or an exchange offer;

(ii)	the offer is commenced within the meaning of Rule 14d-2(a) under the Exchange Act, and it is made by an offeror that beneficially owns (directly or through affiliates) no more than 5% of the outstanding LP Units or Depositary Units;

(iii)	an offer whose per unit offer price represents a reasonable premium over the highest reported market price of the Depositary Units in the immediately preceding 12 months, with, in the case of an offer that includes shares of common stock of the offeror, such per unit offer price being determined using the lowest reported market price for common stock of the offeror during the five Trading Days (as defined in the Rights Agreement) immediately preceding and the five Trading Days immediately following the date on which the offer is commenced;

(iii)	the offer does not, within twenty Business Days after the commencement of the offer (or within ten Business Days after any increase in the offer consideration), result in a nationally recognized investment banking firm retained by the Board of Directors of the General Partner rendering an opinion that the consideration being offered to the unitholders of the Partnership is either unfair or inadequate;

(iv)	if the offer includes shares of common stock of the offeror, the General Partner is given an opportunity to conduct a due diligence review of the offeror in order to allow the General Partner to evaluate the offer and make an informed recommendation to the unitholders and, if requested by the General Partner, to permit such investment banking firm to be able to render an opinion to the General Partner with respect to whether the consideration being offered to the unitholders of the Partnership is fair from a financial point of view and within ten Business Days after such representatives of the Partnership shall have completed such due diligence review (or, within ten Business Days after any increase in the consideration being offered), such investment banking firm does not render an opinion to the General Partner that the consideration being offered to the unitholders of the Partnership is either unfair or inadequate and such investment banking firm does not, after the expiration of such ten Business Day period, render an opinion to the General Partner that the consideration being offered to the unitholders of the Partnership has become either unfair or inadequate;

(v)	the offer is subject only to the minimum tender of two-thirds (2/3) of the outstanding LP Units or Depositary Units as of the expiration date and other customary terms and conditions, but not including financing, funding or similar conditions or any requirement of further due diligence by the offeror;

(vi)	the offeror has made an irrevocable written commitment that the offer will remain open for not less than 120 business days or following the period described below regarding unitholder votes on Qualifying Offers;

(vii)	the offeror has made an irrevocable written commitment that expiration of the offer will be extended for at least 15 business days after (A) any increase in the price offered, or (B) any bona fide alternative offer is commenced by another person (subject to certain exceptions);

(viii)	the offer must be conditioned on the offeror owning a minimum of at least two-thirds of the outstanding LP Units or Depositary Units, which condition shall not be waivable;

(ix)	the offeror has made an irrevocable written commitment to consummate a second-step transaction whereby all non-tendered LP Units or Depositary Units will be acquired at the same consideration per unit actually paid pursuant to the offer;

(x)	the offeror has made an irrevocable written commitment that no amendments will be made to the offer to reduce the offer consideration, or otherwise change the terms of the offer to the detriment of a tendering unitholder;

(xi)	unless the offer consists solely of cash consideration, the offeror has represented and certified that (A) all facts about the offeror that would be material to making an investor’s decision to accept the offer have been fully and accurately disclosed as of the date of the commencement of the offer, (B) all such new facts will be fully and accurately disclosed on a prompt basis during the entire period during which the offer remains open, and (C) all required Exchange Act reports will be filed by the offeror in a timely manner during such period; and

(xii)	if the offer includes offeror stock, (A) the stock portion consists solely of common stock of an offeror that is a publicly owned United States corporation, that is freely tradable on the NYSE or NASDAQ, (B) no stockholder approval is required for its issuance (or, if required, has already been obtained), (C) no person or group (including its affiliates) beneficially owns more than 20% of the voting stock of the offeror at the time of commencement of the offer or at any time during the term of the offer, and (D) no other class of voting stock of the offeror is outstanding, and (E) the offeror meets the registrant eligibility requirements for use of Form S-3 under the Securities Act, including the filing of all required Exchange Act reports in a timely manner during the 12 calendar months prior to the date of commencement of the offer.

For as long as the Rights are then redeemable, the Partnership (at the direction of the General Partner in its sole and absolute discretion) may amend the Rights in any manner without the approval of any holders of the Rights, except that no amendment or supplement may change the Redemption Price. At any time when the Rights are not then redeemable, the Partnership (at the direction of the General Partner) may amend the Rights without the approval of any holders of Rights (i) to cure any ambiguity, (ii) to correct or supplement any provision contained in the Rights Agreement which may be defective or inconsistent with any other provisions in the Rights Agreement or (iii) to change or supplement the provisions in the Rights Agreement in any manner which the Partnership may deem necessary or desirable, provided that no such supplement or amendment pursuant to this clause (iii) shall adversely affect the interest of the holders of Right Certificates (other than an Acquiring Person or any other person in whose hands Rights are null and void under the provisions of Section 7(e) of the Rights Agreement).

Until a Right is exercised, the holder, as such, will have no rights as a unitholder of the Partnership, including, without limitation, the right to vote or to receive dividends.

A copy of the Rights Agreement has been filed with the Securities and Exchange Commission on April 6, 2010, as an Exhibit to the Partnership’s Current Report on Form 8-K. A copy of the Rights Agreement is available free of charge from the Partnership. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement which is incorporated in this summary description herein by reference.

EXHIBIT B

[Form of Right Certificate]

Certificate No. [—]	[—] Rights

NOT EXERCISABLE AFTER April 5, 2013 OR EARLIER IF EXCHANGED OR REDEEMED. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE PARTNERSHIP AND UNDER CERTAIN OTHER CIRCUMSTANCES, AT $.001 PER RIGHT (SUBJECT TO ADJUSTMENT), ON THE TERMS SET FORTH (OR REFERRED TO) IN THE RIGHTS AGREEMENT REFERRED TO BELOW. AS PROVIDED IN THE RIGHTS AGREEMENT, RIGHTS ISSUED TO OR BENEFICIALLY OWNED BY ACQUIRING PERSONS OR THEIR AFFILIATES OR ASSOCIATES OR TRANSFEREES THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS SHALL BE NULL AND VOID AND MAY NOT BE EXERCISED OR TRANSFERRED TO ANY PERSON.

Right Certificate

This certifies that [—], or his registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of April 5, 2010 (the “Rights Agreement”) by and between CEDAR FAIR, L.P., a Delaware limited partnership (the “Partnership”), and AMERICAN STOCK TRANSFER AND TRUST COMPANY, LLC as Rights Agent, or its successor in interest as Rights Agent (the “Rights Agent”), to purchase from the Partnership at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M. (New York City time) on April 5, 2013 at the office of the Rights Agent designated in the Rights Agreement for such purpose, one fully paid and nonassessable limited partnership unit (an “LP Unit”) of the Partnership, or other securities or property in lieu thereof as provided by the Rights Agreement, at a purchase price of $20.00, as the same may from time to time be adjusted in accordance with the Rights Agreement (the “Exercise Price”), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase attached hereto duly executed.

As provided in the Rights Agreement, the Exercise Price and the number of LP Units which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events and, upon the happening of certain events, securities other than LP Units, or other property, may be acquired upon exercise of the Rights evidenced by this Right Certificate, as provided in the Rights Agreement.

This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities of the Rights Agent, the Partnership and the holders of record of Right Certificates. Copies of the Rights Agreement are on file at the principal executive office of the Partnership.

This Right Certificate, with or without other Right Certificates, upon surrender at the office of the Rights Agent designated in the Rights Agreement for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder of record to purchase a like aggregate number of LP Units as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof, another Right Certificate or Right Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Partnership at its option or under certain other circumstances at a redemption price of $.001 per Right.

No fractional LP Units are required to be issued upon the exercise of any Right or Rights evidenced hereby, and in lieu thereof the Partnership may cause a cash payment may be made, as provided in the Rights Agreement.

No holder of this Right Certificate, as such, shall be entitled to vote or receive distributions or be deemed for any purpose the holder of LP Units or of any other securities of the Partnership which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a limited partner of the Partnership or any right to vote for the election of directors or upon any matter submitted to limited partners at meeting thereof, or to give or withhold consent to any partnership action or to receive notice of meetings or other actions affecting limited partners (except as provided in the Rights Agreement), or to receive distributions or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the General Partner. Dated as of [—], 20[—].

CEDAR FAIR MANAGEMENT, INC.,
General Partner of CEDAR FAIR, L.P.

By
Name:
Title:

Countersigned:

By
Authorized Signature

[Form of Reverse Side of Right Certificate]

FORM OF ASSIGNMENT

(To be executed by the registered holder if such

holder desires to transfer the Right Certificates.)

FOR VALUE RECEIVED

hereby sells, assigns and transfers unto

(Please print name and address of transferee)

Rights evidenced by this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                      Attorney to transfer the within Right Certificate on the books of the within-named Partnership, with full power of substitution.

Dated:              ,

Signature

Signature Guaranteed:

Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

(1) this Right Certificate [    ] is [    ] is not being sold, assigned or transferred by or on behalf of a Person who is or was an Acquiring Person or an Associate or an Affiliate thereof (as such terms are defined in the Rights Agreement); and

(2) after due inquiry and to the best knowledge of the undersigned, it [    ] did [    ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement).

Dated: ,
Signature

NOTICE

The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

FORM OF ELECTION TO PURCHASE

(To be executed if registered holder

desires to exercise the Right Certificate.)

TO                     :

The undersigned hereby irrevocably elects to exercise                      Rights represented by this Right Certificate to purchase the LP Unit(s) issuable upon the exercise of such Rights and requests that certificates for such LP Unit(s) be issued in the following name:

Please insert social security

or other identifying number:

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security

or other identifying number:

(Please print name and address)

Dated:              ,

Signature
(Signature must conform in all respects to name of holder as specified on the face of this Right Certificate)

Signature Guaranteed: